Exhibit 99.1

NeuroOne® Reports Third Quarter Fiscal Year 2023 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., August 14, 2023 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the fiscal third quarter 2023 ended June 30, 2023.

Fiscal Third Quarter 2023 and Recent Business Updates

Financial Highlights

●	Product revenue of $630,000 in Q3 2023, compared to $32,000 in Q3 2022

●	Collaboration revenue of $1.46 million in first nine months of FY 2023, compared to $6,000 in first nine months of FY 2022

●	Operating cash burn reduction expected with the completion of development of the OneRF™ Ablation System beginning in Fiscal Q4 2023

Evo® sEEG:

●	Completed limited launch at target centers by end of July; full launch with Zimmer Biomet expected by end of fiscal fourth quarter

●	Positive user feedback received on product evaluation forms

●	Initiation of new sites expected to ramp in fiscal fourth quarter

●	Received first order for calendar 2024 product supply from Zimmer Biomet

OneRF™Ablation:

●	Submitted 510(k) to FDA on June 8th

●	Poster presentation on OneRF Ablation System preclinical study at the Neurological Disorders Summit (NDS 2023) in Italy

●	Received feedback from FDA regarding 510(k) submission for OneRF Ablation System

Spinal Cord Stimulation Program:

●	Completed 28 day animal implants of the Company’s thin film spinal cord stimulation paddle electrodes without any adverse events or neurological complications

●	Filed a non-provisional patent for a novel conformable thin film paddle lead for spinal cord placement

Drug Delivery Program:

●	Successfully completed proof of concept testing of drug delivery into the brain in a small animal model at the Mayo Clinic in Rochester, Minnesota

Dave Rosa, CEO of NeuroOne, commented, “The Company continues to execute on a number of commercial, development and financing objectives. We are now beginning to expand the commercial launch of our Evo sEEG electrode with Zimmer Biomet after a successful limited launch. In addition, we received encouraging feedback from the FDA regarding the Company’s recent 510(k) FDA submission of the OneRF Ablation System and believe our previous timelines remain on track. We are excited by the potential of our drug delivery system currently in development after recent testing at the Mayo Clinic in Rochester Minnesota. We also recently raised gross proceeds of $6.0 million through a public offering which included new fundamental institutional investors without having to offer warrants and $2.5 million through the use of an ATM (at-the-market) facility. I am pleased with the Company’s continued execution on our strategic plan and I look forward to our future progress in the areas outlined.”

Upcoming Targeted Milestones

Evo sEEG:

●	Full market launch of Evo sEEG system with Zimmer Biomet

●	Expand sales training of the sEEG product line to Zimmer personnel

OneRF Ablation:

●	Poster presentation planned for the Congress of Neurological Surgeons (CNS) Meeting in September

●	Initiate component orders for OneRF ablation system for future commercialization

SCS Program:

●	Complete testing of an implantable pulse generator (IPG) for fluid ingress

●	Perform percutaneous placement of a paddle electrode in a human cadaver model

Drug Delivery Program:

●	Define product requirements for drug delivery system for both clinical and research use in the biotech and pharma industry

●	Complete large animal feasibility studies for drug delivery system into the brain.

Fiscal Third Quarter 2023 Financial Results

Product revenue was $630,000 in the fiscal third quarter 2023, compared to product revenue of $32,000 in the fiscal third quarter 2022. For the first nine months of fiscal 2023, product revenue was $1.2 million, compared to $102,000 for the same period in fiscal 2022. Collaboration revenue was $1.46 million in the first nine months of fiscal 2023, compared to collaboration revenue of $6,000 in the first nine months of fiscal 2022. Collaboration revenue was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the respective periods.

Total operating expenses in the fiscal third quarter 2023 were $3.8 million, compared with $2.8 million in the same period of the prior fiscal year. Research and Development (R&D) expense in the fiscal third quarter 2023 was $1.9 million compared with $1.2 million in the same period of fiscal 2022. Selling, General and Administrative (SG&A) expense in the fiscal third quarter 2023 was $1.9 million compared with $1.5 million in the prior year period. For the first nine months of fiscal 2023, total operating expenses were $10.5 million, compared with $8.6 million in the same period of the prior fiscal year. R&D expense in the first nine months of fiscal 2023 was $5.2 million compared with $3.5 million in the same period of fiscal 2022. SG&A expense in the first nine months of fiscal 2023 was $5.3 million compared with $5.1 million in the prior year period.

Net loss was $3.5 million for the fiscal third quarter 2023, compared to a net loss of $2.8 million in the prior year period. Net loss for the first nine months of fiscal 2023 was $8.7 million compared with $8.6 million in the same period of fiscal 2022.

As of June 30, 2023, the Company had cash and cash equivalents of $3.1 million, compared to $8.1 million in cash and cash equivalents and $3.0 million in short term investments as of September 30, 2022. The Company had working capital of $3.1 million as of June 30, 2023, compared to working capital of $9.1 million as of September 30, 2022.

On July 27, 2023, the Company consummated an underwritten public offering of its common stock from which the Company received $5.2 million in net proceeds. In addition, the Company sold common stock under the ATM program from which the Company received net proceeds of $2.5 million.

The Company had no debt outstanding as of June 30, 2023.

Conference Call and Webcast Information

Monday, August 14, 2023 – 4:30 PM Eastern Time

Participant Dial-In:

800-267-6316/+1 203-518-9783

Conference ID (required for entry): NEURO

Live Webcast:

Join here.

Phone Replay:

877-660-6853 / 201-612-7415,

Available through August 28, 2023

Webcast Replay:

Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, receipt of revenues from sale of the sEEG electrodes, timing and success of any clinical and pre-clinical testing, development of our OneRF, SCS and drug delivery programs, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

(unaudited)

	June 30, 2023	September 30, 2022

Assets
Current assets:
Cash and cash equivalents	$3,083,458	$8,160,329
Short-term investments	—	2,981,010
Accounts receivable	—	33,237
Inventory	1,516,527	704,538
Prepaids and other	278,786	296,649
Total current assets	4,878,771	12,175,763
Intangible assets, net	95,156	111,892
Right-of-use asset	197,324	181,355
Property and equipment, net	586,873	353,599
Total assets	$5,758,124	$12,822,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$958,811	$927,662
Accrued expenses and other liabilities	789,097	715,839
Deferred revenue	—	1,455,188
Total current liabilities	1,747,908	3,098,689
Operating lease liability, long term	88,918	119,556
Total liabilities	1,836,826	3,218,245

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of June 30, 2023 and September 30, 2022; no shares issued or outstanding as of June 30, 2023 and September 30, 2022.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of June 30, 2023 and September 30, 2022; 17,862,162 and 16,216,540 shares issued and outstanding as of June 30, 2023 and September 30, 2022, respectively.	17,862	16,217
Additional paid–in capital	63,454,618	60,414,959
Accumulated deficit	(59,551,182)	(50,826,812)
Total stockholders’ equity	3,921,298	9,604,364
Total liabilities and stockholders’ equity	$5,758,124	$12,822,609

See accompanying notes to condensed financial statements

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Product revenue	$629,906	$32,049	$1,210,661	$102,381
Cost of product revenue	386,240	38,462	947,799	158,113
Product gross profit (loss)	243,666	(6,413)	262,862	(55,732)

Collaborations revenue	—	—	1,455,188	6,374

Operating expenses:
Selling, general and administrative	1,862,389	1,529,670	5,347,234	5,090,018
Research and development	1,891,512	1,225,351	5,161,322	3,491,193
Total operating expenses	3,753,901	2,755,021	10,508,556	8,581,211
Loss from operations	(3,510,235)	(2,761,434)	(8,790,506)	(8,630,569)
Other income, net	41,462	1,707	66,136	5,300
Loss before income taxes	(3,468,773)	(2,759,727)	(8,724,370)	(8,625,269)
Provision for income taxes		—		—
Net loss	$(3,468,773)	$(2,759,727)	$(8,724,370)	$(8,625,269)

Net loss per share:
Basic and diluted	$(0.20)	$(0.17)	$(0.52)	$(0.54)
Number of shares used in per share calculations:
Basic and diluted	17,578,871	16,193,442	16,740,546	15,927,734

See accompanying notes to condensed financial statements